UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2021

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. George R. Nethercutt, Jr., a member of our Board of Directors (“Board”), reached the mandatory retirement age under the Hecla Mining Company’s Bylaws and Corporate Governance Guidelines and was not eligible to stand for re-election at the Annual Meeting of Shareholders of Hecla Mining Company (“our,” “we,” or “Hecla”). As a result, effective as of the conclusion of our Annual Meeting of Shareholders held on May 19, 2021 (“Annual Meeting”), Mr. Nethercutt is no longer a director of Hecla. At the time of his retirement, Mr. Nethercutt also served as a member and of the Board’s Compensation Committee, Governance and Social Responsibility Committee, and the Health, Safety, Environmental and Technical Committee. Mr. Nethercutt had been a member of Hecla’s Board since 2005.

On May 19, 2021, our Board decreased the size of the Board from nine members to eight members due to the retirement of Mr. Nethercutt at our Annual Meeting.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on May 19, 2021, our shareholders were asked to consider and vote upon the following four proposals: (1)  election of two nominees to our Board to hold office until the 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (2) ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the calendar year 2021; (3) approval, on an advisory basis, of the compensation of our named executive officers; and (4) approval of an amendment to our Hecla Mining Company Key Employee Deferred Compensation Plan.

On the record date of March 22, 2021, there were 535,333,953 shares of Hecla common stock issued and outstanding and entitled to vote at the Annual Meeting. The count of shares present at the meeting, in person or by proxy, was 380,049,011 or 71% of the outstanding shares of common stock of Hecla. For each proposal, the results of shareholder voting were as follows:

Proposal 1.   Election of Two Director Nominees. The shareholders elected each of the director nominees proposed by our Board to serve until the 2024 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified. The following is a breakdown of the voting results:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Stephen F. Ralbovsky	310,225,890	3,154,055	1,701,151	64,967,965
Catherine J. Boggs	304,785,173	9,170,359	1,125,514	64,967,965

Proposal 2.   Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm. Our shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain
370,415,873	7,877,205	1,755,933

There were no broker non-votes with respect to Proposal 2.

Proposal 3.   Advisory Vote on Executive Compensation. Our shareholders approved the compensation of Hecla’s named executive officers. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
306,651,473	6,646,205	1,783,368	64,967,965

Proposal 4.   Approval of Amendment to the Hecla Mining Company Key Employee Deferred Compensation Plan. Our shareholders approved the amendment to the plan. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
308,426,485	5,243,602	1,410,959	64,967,965

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: May 20, 2021

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